EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-111322, 333-101795, 333-72882, 333-66372, 333-39881, 333-53174, 33-39883, 33-48162, 33-41203, 333-01111, 333-73113, 333-73115, 333-73117, 333-30954, and 333-90047), and Form S-3 (Nos. 333-111524, 333-105275, 333-99831, 333-54546, 33-57517, 33-52679 and 333-82999) of AmeriCredit Corp. of our report dated September 10, 2004, relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas

September 13, 2004